UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 9, 2010
FLOW INTERNATIONAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)
Washington

(State or Other Jurisdiction of Incorporation)

001-34443	91-1104842

(Commission File Number)	(IRS Employer Identification No.)

23500 64th Avenue South, Kent, Washington	98032

(Address of Principal Executive Offices)	(Zip Code)
(253) 850-3500

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders
SIGNATURES

Item 5.07. Submission of Matters to a Vote of Security Holders.
Flow International Corporation (the “Company”) held its Annual Meeting of Shareholders on September 9, 2010. The following matters were voted on by the Company’s shareholders:
Proposal Number One: Shareholders elected Charles M. Brown, Patrick J. Byrne and Bradley D. Tilden for three-year terms and Jerry L. Calhoun to serve for a two-year term. The results of the vote were as follows:

				Broker
Nominee	For	Against	Abstain	Non-Votes
Charles M. Brown	22,532,716	9,993,346	53,087	8,939,952
Patrick J. Byrne	31,826,596	675,461	77,092	8,939,952
Bradley D. Tilden	31,668,634	833,619	76,896	8,939,952
Jerry L. Calhoun	22,474,668	10,028,148	76,333	8,939,952
Proposal Number Two: Shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2011. The results of the vote were as follows:

For	Against	Abstain
40,675,275	589,491	254,335
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOW INTERNATIONAL CORPORATION (Registrant)
Date: September 15, 2010	By:	/s/ John S. Leness
John S. Leness
General Counsel and Secretary